EXHIBIT 99.1

Contact: Mexican Restaurants, Inc.
Andrew J. Dennard
832-300-5858

Mexican Restaurants, Inc.
Announces Fiscal Year-End Results
(NASDAQ:  CASA)

Houston, Texas (March 29, 2010)    For the fiscal year ended January 3, 2010, Mexican Restaurants reported a net loss of $848,699 or ($0.26) per diluted share. This compared with a net loss of $3,987,011 or ($1.22) per diluted share for fiscal year 2008.  For the fourth quarter ended January 3, 2010, the Company reported a net loss of $588,001 or ($0.18) per diluted share, compared with a net loss of $3,917,026 or ($1.20) per diluted share for the same quarter in fiscal year 2008.  During the fourth quarter ended January 3, 2010, the Company recorded $190,000 of severance expense as part of staff reductions.  During the 2008 fourth quarter, the Company recorded a goodwill impairment of approximately $5.1 million, and a resulting approximate $1.3 million tax benefit.

The Company’s revenues for the fiscal year ended January 3, 2010 were down $1.8 million or 2.5% to $72.0 million compared with fiscal year 2008.  Restaurant sales for fiscal year 2009 decreased $1.76 million or 2.4% to $71.3 million compared with fiscal year 2008.  For the fiscal year ended January 3, 2010, Company-owned same-restaurant sales decreased approximately 8.6%, or $6.2 million.  Offsetting the decline in same-restaurant sales was the 53rd week of sales, which added $1.3 million of restaurant revenue to fiscal year 2009, new restaurant sales of $1.4 million and approximately $2.0 million in revenue from restaurants that were temporarily closed in fiscal year 2008 because of two restaurant fires and Hurricanes Gustav and Ike.   Franchised-owned restaurant sales, as reported by franchisees, decreased approximately 3.7% over the same period in 2008 (franchise sales are accounted for by calendar months).  The franchised-owned sales were not adjusted for sales that were lost due to Hurricanes Gustav and Ike in fiscal year 2008.

Commenting on the Company’s fiscal year 2009 results, Curt Glowacki, Chief Executive Officer, stated “Fiscal year 2009 was a challenging year for our Company.  Due to the economic recession, same-store sales dropped precipitously, putting pressure on our margins, especially labor, and forcing us to respond by reducing general and administrative staff.  There were some positive results in 2009.  We experienced improvements in food costs, utilities and group health insurance premiums, all of which helped to mitigate revenue deductions.  As of the end of the fourth quarter, we remained in compliance with all debt covenants.  We do however, continue to remain cautious regarding the economy and consumer spending, and are managing our operations accordingly.”

Mr. Glowacki concluded, “Based on our current economic outlook, we plan to focus our energies on improving existing restaurant same-store sales, growing cash flow, and paying down existing debt.  Although we do not plan to open new Mission Burrito or other brand restaurants in fiscal year 2010, we will continue to work on refining our concepts for future growth.  The timing of that will be dependent on the economy and our Company’s performance.  We continue to focus on the fundamentals of running great restaurants that offer delicious food at very affordable prices while positioning the Company to exit the recession stronger both financially and operationally.  As an example of our current approach, we recently initiated a program where we will retrain the staff of each of our existing restaurants to better ensure that all of our standards for food quality, service and hospitality are being met. The initial consumer response to these efforts has been positive. ”

Mexican Restaurants, Inc. operates and franchises 73 Mexican restaurants.  As of today, the current system includes 55 Company-operated restaurants, 17 franchisee operated restaurants and one licensed restaurant.

Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following: national, regional or local economic and real estate conditions; growth strategy; dependence on executive officers; geographic concentration; increasing susceptibility to adverse conditions in the region; changes in consumer tastes and eating habits; demographic trends; inclement weather; traffic patterns; the type, number and location of competing restaurants; inflation; increased food, labor and benefit costs; the availability of experienced management and hourly employees; seasonality and the timing of new restaurant openings; changes in governmental regulations; dram shop exposure; and other factors not yet experienced by the Company.  The use of words such as “believes”, “anticipates”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  Readers are urged to carefully review and consider the various disclosures made by the Company in this release and in the Company’s most recent Annual Report and Form 10-K , that attempt to advise interested parties of the risks and factors that may affect the Company’s business.

Mexican Restaurants, Inc. and Subsidiaries

Consolidated Statements of Operations

	Unaudited 14-Week Period Ended 1/3/10	Unaudited 13-Week Period Ended 12/28/2008	53-Week Period Ended 1/3/10	52-Week Period Ended 12/28/2008
Revenues:
Restaurant sales	$17,035,132	$18,442,627	$71,252,615	$73,008,303
Franchise fees, royalties and other	160,610	127,359	554,439	533,610
Business interruption	--	69,000	210,847	317,717
	17,195,742	18,638,986	72,017,901	73,859,630

Costs and expenses:
Cost of sales	4,935,950	5,383,245	20,411,454	21,094,712
Labor	5,721,478	6,032,346	23,730,414	23,779,049
Restaurant operating expenses	4,175,260	4,354,353	17,899,872	18,102,487
General and administrative	1,634,602	1,732,137	6,483,391	7,182,599
Depreciation and amortization	877,851	860,159	3,522,503	3,275,041
Pre-opening costs	--	50,098	21,745	141,219
Goodwill impairment	--	5,130,100	--	5,130,100
Impairment and restaurant closure costs	4,122	220,435	358,291	342,861
Loss (gain) on involuntary disposals	(5,507)	(551,467)	20,620	(686,237)
Loss on sale of other property and equipment	7,166	31,191	127,293	204,371
	17,350,922	23,242,597	72,575,583	78,566,202

Operating loss	(155,180)	(4,603,611)	(557,682)	(4,706,572)

Other income (expense):
Interest income	645	1,109	3,322	5,260
Interest expense	(49,513)	(102,526)	(194,493)	(427,742)
Other, net	4,692	6,673	31,535	34,631
	(44,176)	(94,744)	(159,636)	(387,851)

Loss from continuing operations before income taxes	(199,356)	(4,698,355)	(717,318)	(5,094,423)
Income tax (expense) benefit	(378,357)	1,166,838	(71,585)	1,362,444
Loss from continuing operations	(577,713)	(3,531,517)	(788,903)	(3,731,979)

Discontinued operations:
Income (loss) from discontinued operations	--	(108,657)	36,021	30,189
Restaurant closure expense	(10,288)	(430,928)	(201,229)	(384,702)
Gain (loss) on sale of assets	--	(1,101)	386,502	(3,176)
Income (loss) from discontinued operations before income taxes	(10,288)	(540,686)	221,294	(357,689)
Income tax (expense) benefit	--	155,177	(281,090)	102,657
Loss from discontinued operations	(10,288)	(385,509)	(59,796)	(255,032)

Net loss	$(588,001)	$(3,917,026)	$(848,699)	$(3,987,011)

Basic loss per share
Loss from continuing operations	$(0.18)	$(1.08)	$(0.24)	$(1.15)
Loss from discontinued operations	0.00	(0.12)	(0.02)	(0.07)
Net loss	$(0.18)	$(1.20)	$(0.26)	$(1.22)

Diluted loss per share
Loss from continuing operations	$(0.18)	$(1.08)	$(0.24)	$(1.15)
Loss from discontinued operations	0.00	(0.12)	(0.02)	(0.07)
Net loss	$(0.18)	$(1.20)	$(0.26)	$(1.22)

Weighted average number of shares (basic)	3,290,865	3,263,440	3,280,152	3,255,503

Weighted average number of shares (diluted)	3,290,865	3,263,440	3,280,152	3,255,503